Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE
Solutia Inc. 575 Maryville Centre Drive St. Louis, Missouri 63141 P.O. Box 66760 St. Louis, Missouri 63166-6760
Media: Dan Jenkins (314) 674-8552 Investors: Susannah Livingston (314) 674-8914

Solutia Provides Update on Full Year 2008 Performance

Schedules Fourth Quarter Earnings Call for February 18 at 9:00 a.m. Central

ST. LOUIS – January 26, 2009 – Solutia Inc. (NYSE: SOA) today announced the company expects to report 2008 adjusted EBITDA from continuing operations within the previously announced full year estimate range of $385 million to $395 million.
“Demand across the global construction, automotive and industrial markets declined sharply in the fourth quarter as our downstream customers slowed orders in reaction to their lower demand profile and also to destock their inventories,” said Jeffry N. Quinn, chairman, president and CEO of Solutia Inc.  “While volumes turned down, we were able to hold the line on pricing, which is reflective of the value-added, specialty nature of our product and service offerings,” noted Quinn.  “In addition, during the quarter we initiated aggressive cost cutting measures, which also helped to mitigate the negative impact from lower volumes.”
For the fourth quarter of 2008, Solutia expects to report net sales from continuing operations of approximately $430 million, a decline of approximately 12% over the prior year period, due largely to decreased volumes.  This softness in demand was present across all geographic regions including Asia, which had been a source of steady growth prior to the fourth quarter.  Approximately 70% of Solutia’s sales from continuing operations come from markets outside the United States.

Quinn added, “Our near-term focus remains on aggressively managing costs, generating cash, maintaining liquidity and reducing debt.  We are streamlining our organizational structure and staffing levels to reflect today’s weakened demand environment.  We also are scaling back capital spending, reducing working capital, and cutting costs across the company.  Our management team will continue to take the actions necessary for Solutia to weather this recession and be positioned to thrive when demand returns.”
Cash provided by operations before reorganization activities for the fourth quarter is expected to be approximately $30 million and debt is expected to be comparable to the third quarter ending balance.
Due to the rapid deterioration in the macro-economic environment during the fourth quarter, discontinued operations expects to report a loss of approximately $590 million to $600 million for the fourth quarter, inclusive of non-cash charges of approximately $490 million to $500 million.  These non-cash charges are primarily related to an impairment charge to adjust the book value of Nylon to the estimated fair value as of the end of the year, as well as fixed asset write-offs and severance charges for the previously announced downsizing within the Nylon division.  The division experienced significant demand fall-off and selling price declines versus the previous quarter.  In addition, despite the company significantly slowing its raw material purchases, total raw material costs for the division were approximately $120 million higher than the prior year period, as the majority of the sales came from higher cost materials purchased primarily prior to the steep decline in key feedstock costs.  Despite this difficult environment, cash from discontinued operations is expected to be approximately $15 million for the quarter, as the reduction in working capital more than offset the decrease in demand.  The division expects to begin to realize the benefits from the current, lower raw material cost environment in the first quarter of 2009.  As previously announced, Solutia is exploring strategic alternatives for its Nylon business, and currently anticipates announcing a disposition of these assets by the end of the first quarter 2009.
At the end of the fourth quarter, Solutia had liquidity of approximately $225 million.  Due to aggressive reductions in working capital initiated in the fourth quarter, the borrowing base under the Company’s $450 million asset based revolving loan has fallen below the facility size.  Pro-forma for the reduction in borrowing base, liquidity at year-end was approximately $150 million.
       Solutia will issue financial results for the fourth quarter of 2008 on Tuesday, February 17, 2009, after the market closes.  The company will then hold a conference call at 9 a.m. Central Time (10 a.m. Eastern Time) on Wednesday, February 18, 2009, during which Solutia executives will elaborate upon the company's financial results for fourth quarter 2008 and full-year 2008.

A live webcast of the conference call and slides will be available through the Investors section of www.solutia.com.  The phone number for the call is 888.713.4199 (U.S.) or 617.213.4861 (International), and the pass code is 99095632.  Participants are encouraged to dial in 10 minutes early, and also may pre-register for the event at https://www.theconferencingservice.com/prereg/key.process?key=PEKLYKDK4.   Pre-registrants will be issued a pin number to use when dialing into the live call that will provide quick access to the conference by bypassing the operator upon connection.  A replay of the event will be available through www.solutia.com for two weeks or by calling 888-286-8010 (U.S.) or 617-801-6888 (International) and entering the pass code 99631894.

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Forward Looking Statements
This press release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “estimates,” “estimated,” or “anticipates,” or other comparable terminology, or by discussions of strategy, plans or intentions.  These statements are based on management’s current beliefs, expectations and assumptions about the industries in which Solutia operates.  Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those risks and uncertainties described in Solutia’s most recent Annual Report on Form 10-K, including under “Cautionary Statement About Forward Looking Statements” and “Risk Factors”, and Solutia’s quarterly reports on Form 10-Q.  These reports can be accessed through the “Investors” section of Solutia’s website at www.solutia.com.  Solutia disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.

Non-GAAP Financial Measures
For the purpose of this press release, the company references Adjusted EBITDA.  Adjusted EBITDA is EBITDA (earnings before interest expense, income taxes, depreciation and amortization and reorganization items, net) and excluding gains and losses, impairment charges, cost overhang associated with the potential Nylon disposition and non-cash stock compensation expense).  EBITDA and Adjusted EBITDA are not determined in accordance with generally accepted accounting principles in the United States (GAAP).  The company believes these non-GAAP financial measures are useful to investors because they facilitate period-to-period comparisons of Solutia's performance and enable investors to assess the company's performance in the way that management and lenders do.  Our debt covenants and certain management reporting and incentive plans are measured against certain of these non-GAAP financial measures.  Reconciliations cannot be provided at this time because the components to net income have not been determined.

Important Information About Guidance
Solutia’s financial statements for the quarter ending December 31, 2008 have not been finalized.  Solutia is required to consider all available information through the finalization of its financial statements and the possible impact of such information on its financial condition and results of operations for the reporting period, including the impact of such information on the complex and subjective judgments and estimates Solutia made in preparing certain of the preliminary information included in this press release which may lead to material differences between the preliminary results of operations described herein and the results of operations presented in Solutia’s subsequent earnings release and between such subsequent earnings release and the results of operations described in Solutia’s Quarterly Report on Form 10-Q for the fourth fiscal quarter of 2008.

Discontinued Operations
Solutia announced on June 30, 2008, that it is exploring strategic alternatives for its Nylon business, including a possible sale.  Effective with the third quarter of 2008, the company began reporting results from its Nylon segment as discontinued operations.  There is no assurance that a transaction regarding the Nylon business will be completed.

Corporate Profile
Solutia is a market-leading performance materials and specialty chemicals company.  The company focuses on providing solutions for a better life through a range of products, including: Saflex® interlayer for laminated glass; CPFilms® aftermarket window films sold under the LLumar® brand and others; high-performance nylon polymers and fibers sold under brands such as Vydyne® and Wear-Dated®; and technical specialties including the Flexsys® family of chemicals for the rubber industry, Skydrol® aviation hydraulic fluid and Therminol® heat transfer fluid.  Solutia’s businesses are world leaders in each of their market segments.  With its headquarters in St. Louis, Missouri, USA, the company operates globally with approximately 6,000 employees in more than 60 locations.  More information is available at www.Solutia.com.

Source: Solutia Inc.
St. Louis
1/26/09